EXHIBIT 21

LIST OF SUBSIDIARIES

                                                               Jurisdiction of               Name Under Which
                                                   Subsidiary                                           Incorporation        Subsidiary Does Business
                                                   -------------                                          -----------------        -------------------------------

                                   Cordia Communications Corp.                         Nevada                       Cordia Communications Corp.

                                  My Tel Co, Inc.                                                New York                  My Tel Co, Inc.

                                  CordiaIP Corp.                                                 Nevada                       CordiaIP Corp.

                                  Cordia International Corp.                               Nevada                       Cordia International Corp.

                                   Cordia HK Limited*                                        Hong Kong                Cordia HK Limited

                                   VOzsIP Corp.*                                                Nevada                       VOzsIP Corp.

                                 Cordia International Holdings Group*       British Virgin Islands      Cordia International Holdings Group

* These entities are wholly-owned subsidiaries of Registrant’s wholly-owned subsidiary Cordia International Corp.